AGREEMENT


     AGREEMENT, dated as of October 20, 1996, by and between MEDPARTNERS, INC., a Delaware corporation ("MedPartners"), and INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS").

                               W I T N E S S E T H

     WHEREAS, MedPartners recently acquired Caremark International, Inc., a Delaware corporation ("CII"), in a manner pursuant to which CII became a wholly owned subsidiary of MedPartners and CII and all of its subsidiaries continue as a separate business organization, with MedPartners as the parent corporation;

     WHEREAS, CII and Caremark, Inc., a California corporation and a wholly owned subsidiary of CII ("Caremark"), are Defendants in the lawsuit styled Coram Healthcare Corporation, et al. v. Caremark, Inc. and Caremark International Inc., et al., filed in the Superior Court of California for the City and County of San Francisco (Case No. 972431) and Plaintiffs in the lawsuit styled Caremark Inc. and Caremark International Inc. v. Coram Healthcare Corporation, filed in the United States District Court for the Northern District of Illinois (Case No. 95C5878) (hereinafter referred to as the "Coram Litigation");

     WHEREAS, IHS has entered into an agreement to acquire Coram Healthcare Corporation, a Delaware corporation ("Coram"), the Defendant in the above mentioned litigation filed in the United States District Court for the Northern District of Illinois and both the Plaintiff and the parent corporation of the other Plaintiffs in the above mentioned litigation filed in the Superior Court of California; and

     WHEREAS, MedPartners and IHS have agreed to settle the Coram Litigation on the terms set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and promises hereinafter set forth, MedPartners and IHS hereby agree as follows:

     1. Coram Litigation.

     (a) IHS hereby agrees that it will cause Coram, as a part of its acquisition agreement with Coram, to join with CII and Caremark in motions to stay all proceedings in the Coram Litigation until December 30, 1996. Medpartners agrees that it will not move to change the scheduled trial date until December 31, 1996. Medpartners shall cause CII and Caremark to join Coram in the above motions. It is agreed by the parties that such motions shall be made as soon as practicable after the announcement of IHS' agreement to acquire coram.

     (b) If IHS closes and consummates its acquisition of Coram, IHS, Coram, CII and Caremark shall settle and terminate the Coram Litigation. The settlement of the Coram Litigation shall include a complete release of all claims of the parties against each other (including, without limitation, those claims

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arising under the Coram notes defined  below) and any and all  liabilities  that any of the parties in the Coram Litigation have with respect to each other and shall provide for the issuance of the New Coram Note, as set forth in Section 2 of this Agreement and such other terms as IHS may determine necessary as a result of its continuing due diligence investigation of Coram.

     2. Coram Notes. As of September 30, 1996, there were outstanding the following obligations of Coram payable to Caremark, both dated April 1, 1995:


         7% Convertible Subordinated Notes due October 1, 2005

         12% Non-Convertible Subordinated Notes due October 1, 2005


The above obligations, including all notes delivered in payment of interest accrued on the above notes, are hereinafter called the "Coram Notes".

     As part of the settlement of the Coram Litigation, the Coram Notes shall be canceled as of consummation of the acquisition of Coram by IHS and in connection therewith, Coram shall issue, in partial substitution therefor, its Promissory
Note in the principal amount of $52,687,000 plus an amount equal to the interest accrued on all the Coram Notes from September 30, 1996 through the closing of the acquisition of Coram by IHS (the "New Coram Note"). The New Coram Note shall have a term of two years, payable interest only and shall bear interest at an annual rate equal to the lesser of (a) one-half (1/2%) percent below the long-term borrowing rate as in effect from time to time under IHS' senior secured bank line of credit or (b) 8% per annum. Interest shall be payable on a quarterly basis until maturity, at which time the entire amount of outstanding and unpaid principal and interest due under the New Coram Note shall be due and payable.

     3. Services Agreement. MedPartners and IHS acknowledge that IHS/Coram has the ability to provide services related to quality control, including the gathering and synthesis of outcome data, satisfaction data, analysis by acuity of post-acute patient costs and such other information pertaining to the home care and sub-acute care business carried out by Coram and IHS. The parties further acknowledge that the acrimony resulting from the Coram Litigation has prevented the parties from previously entering into a Services Agreement for such services and recognizing IHS' expertise in providing home care and subacute care the parties desire, following IHS' acquisition of Coram to enter into a Services Agreement pursuant to which IHS and/or Coram will provide the above described services. The service fee to be paid in connection with the Services Agreement shall be negotiated by the parties and shall be based upon the market value of the actual services to be rendered by IHS and shall be as agreed between the parties at the time of the execution and delivery of the Services Agreement.

     4. Termination.  This Agreement shall terminate upon the termination of the
Acquisition   Agreement  between  IHS  and  Coram  or,  if  the  acquisition  is consummated, upon execution of a formal Settlement Agreement.

     5. Miscellaneous.

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



     (a) Confidentiality. It is agreed between the parties that the existence and terms and provisions of this Agreement shall remain confidential, except to the extent that such matters are required to be disclosed in connection with the motion to stay the Coram Litigation and the acquisition of Coram by IHS. In such latter event, IHS and MedPartners shall make such disclosures as shall be required by law, upon advice of counsel, but only with the approval of the other party.

     (b) Notices. All notices, requests, demands and other communications provided for by this Agreement or required to be given hereunder shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by fax or by same day or overnight recognized commercial courier service or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

                  IHS:    Integrated Health Services, Inc.
                          10065 Red Run Boulevard
                          Owings Mills, Maryland 21117
                          Attn: Chief Executive Officer

          MEDPARTNERS:    MedPartners, Inc.
                          3000 Galleria Tower, Suite 1000
                          Birmingham, Alabama 35244
                          Attn:  Chief Executive Officer

provided that any notice of change of address shall be effective only upon receipt of such change.

     (c) Severability. Any term or provision of this Agreement which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other term or provisions herein and such remaining terms and provisions shall remain in full force and effect.

     (d) Assignment. Neither party shall have the right to assign this Agreement without the prior written consent of the other party. Any attempted assignment of this Agreement in contravention of this Paragraph 5(d) shall be null and void and without any effect whatsoever.

     (e) Successors and Assigns. Subject to the provisions of this Agreement regarding assignment, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     (f) Captions and Headings. The captions and headings throughout this Agreement are for convenience of reference only and shall in no way be held or deemed to be a part of or affect the interpretation of this Agreement.

     (g) Entire Agreement; Amendment. This Agreement states the entire contract between the parties in respect to the subject matter of this Agreement and supersedes any oral or written proposals, statements, discussions, negotiations or other agreements before or contemporaneous to this Agreement.

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


The parties acknowledge that they have not been induced to enter into this Agreement by any oral or written representations or statements not expressly contained in this Agreement. This Agreement may be modified only by mutual agreement of the parties, provided that, before any modification shall be operative or valid, it be reduced to writing and signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                      MEDPARTNERS, INC.


                                      By:  /s/ Larry House
                                      Its:

                                      INTEGRATED HEALTH SERVICES, INC.


                                      By:  /s/ Brian Davidson
                                      Its:





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